EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nonqualified Stock Option Agreement between STERIS Corporation and Mark D. McGinley of our report dated April 23, 2002, with respect to the consolidated financial statements and schedule of STERIS Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Cleveland, Ohio
June 24, 2002